EXHIBIT 99.3

RISK FACTORS

In connection with the closing of the Corporation’s acquisition of Whinstone, the Corporation is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021 and subsequently amended in a filing with the SEC on April 30, 2021, with the following additional risk factors:

Summary of Supplemental Risk Factors Applicable to our Business

Below is a summary of certain supplemental material factors that could harm our business, operating results and/or financial condition, impair our future prospects, and/or cause the price of our common stock to decline. Please refer to the additional discussion of the risks summarized below set forth immediately following this summary.

Risks Related to the Integration of the Business of Whinstone following the Acquisition.

•	We have devoted significant capital resources into the Acquisition, and we may not realize the benefit of our investment due to difficulties we may experience in integrating Whinstone’s operations with our own. These difficulties may result from, among other sources, the following: additional accounting and operational expenses; employee turnover; changing market conditions affecting demand for data centers; inaccuracies in the information obtained while making assumptions relating to the Acquisition; delays in the completion of ongoing projects and the build-out of available capacity at Whinstone’s Rockdale, Texas data center (the “Whinstone Facility”); and integration risks associated with the employees and management teams of both companies.

Risks Related to the Operation of a Data Center.

•	The Whinstone Facility requires consistent access to a considerable amount of electricity and consistent high-speed Internet connectivity, which we may not be able to guarantee as a result of various factors outside of our control. We may experience interruptions in Internet service or electricity as a result of, among other factors, the following: natural disasters; cybersecurity breaches; changing regulations; increasing energy costs; environmental factors; and disputes with third-party suppliers. If we are unable to obtain a consistent supply of electrical power and Internet connectivity, we may be unable to realize the anticipated benefits of operating the Whinstone Facility or of any future plans for its expansion.
•	The ongoing construction projects at the Whinstone Facility, including the current construction of approximately sixty thousand (60,000) additional square feet of data center facilities and three hundred (300) megawatt hours (“MWh”) of electrical power capacity, are subject to relatively short-term timelines, and we may experience supply chain disruptions, increased supply chain costs, or procurement disruptions, which may lead to delays in completion of the project. If construction is significantly delayed, we may need to devote further capital resources to complete the projects on time with our plans. Further, additional capital investment will be required to fully-develop the remaining four hundred fifty (450) MWh of electrical power capacity available at the Whinstone Facility site. If we are unable to complete the current ongoing projects on time or without significant delays, and if we are unable to complete the development of the remaining capacity at the Whinstone Facility, we may fail to realize the anticipated benefits of our future plans and strategic initiatives for our consolidated business.
•	The ongoing impact of the global COVID-19 pandemic is difficult to quantify or predict, and our short-term plans for the operation of the Whinstone Facility, as well as our long-term strategic vision for the project, may be materially and adversely affected by COVID-19-related factors, such as production and shipping delays, labor shortages, increased prices for raw materials and fuel, and future and existing restrictions on movement and activities, as well as other factors which may be unknown to us or which we may have considered insignificant at the time of the Acquisition.

Risks Related to Environmental Regulation and Conditions on the Whinstone Facility.

•	Environmental factors affecting the Whinstone Facility may adversely impact our plans and future operations. Among others, these environmental factors include: the potentially extremely high temperatures in Rockdale, Texas; the relative vulnerability of the electricity infrastructure in Texas to severe weather events, such as sudden and violent storms, including tornadoes; and the increasing frequency of hurricanes. These factors, as they occur and/or worsen, could adversely affect Whinstone’s business and results of operations, and could impair its ability to operate an enterprise-scale data center.
•	Our plans and strategic initiatives for the Whinstone Facility are based, in part, on our understanding of current environmental and energy regulations, policies, and initiatives enacted by federal and Texas regulators. If new regulations are imposed, or if existing regulations are modified, the assumptions we made underlying our plans and strategic initiatives may be inaccurate, and we may incur additional costs to adapt our planned business, if we are able to adapt at all, to such regulations.

Risks Related to the Integration of the Business of Whinstone following the Acquisition.

The liabilities, risks and costs associated with the Acquisition and the integration of Whinstone’s operations with our own operations may detract from our core cryptocurrency mining operations.

Whinstone’s operations differ from our current business operations. Their business entails higher levels of required capital for facilities and infrastructure than our existing cryptocurrency mining business, which factor into our potential costs of the Acquisition. These liabilities, risks and costs may include, without limitation:

•	the possibility that our projections about the success of the Acquisition could be inaccurate and any such inaccuracies could have a material adverse effect on our financial projections;
•	the possibility that we could fail to attract new employees or retain and motivate existing employees, including key employees, in connection with the Acquisition;
•	the possibility that we may be unable to integrate or migrate IT systems, which could create a risk of errors or performance problems and could affect our ability to meet customer service level obligations;
•	the possibility that unanticipated capital expenditures may be required post-closing in connection with the integration of the business of Whinstone into our existing business; and
•	the possibility of litigation or other claims in connection with, or as a result of, the Acquisition, including claims from Whinstone’s past employees, customers, or other third parties.

As provided below, the integration of Whinstone’s operations with our own core mining operations will present operational risks and challenges. This integration will require significant time and resources focused on Whinstone’s operations, including the time and effort of our management team and, if we fail to successfully integrate Whinstone’s business with our own, we may not realize the benefits expected from the Acquisition, and our business may be harmed.

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Whinstone may not be integrated with our business successfully or such integration may be more difficult, time-consuming, or costly than expected. Operating costs, customer loss, and business disruption, including difficulties in maintaining relationships with employees, customers, suppliers, or vendors, may be greater than expected following the Acquisition. Revenues following the Acquisition may be lower than expected.

The acquisition of an existing business and its integration is complex, costly. and time-consuming. It may divert significant management attention and resources to combining the acquired business with our existing operations. This process may disrupt both businesses. The failure to meet the challenges involved in combining the two businesses and to realize the anticipated benefits of the Acquisition could cause an interruption of, or a loss of momentum in, the activities of one or both businesses and could adversely affect their results of operations. The Acquisition and integration of Whinstone may also result in material unanticipated problems, expenses, liabilities, competitive responses, and loss of customer and other business relationships. The difficulties of combining the operations of the companies include, among others:

•	difficulties in integrating operations and systems, administrative and information technology infrastructure and financial reporting and internal control systems;
•	challenges in conforming standards, controls, procedures and accounting and other policies, business cultures and compensation structures between the two companies;
•	difficulties in integrating employees and attracting and retaining key personnel, including talent;
•	challenges in retaining existing customers, suppliers and employees, and with obtaining new customers, suppliers and employees;
•	difficulties in managing the expanded operations of a significantly larger and more complex consolidated company;
•	potential unknown liabilities, adverse consequences, and unforeseen increased expenses associated with the Acquisition; and
•	the ongoing effects of the global COVID-19 pandemic.

Many of these factors are outside of our control. Any one of them could result in lower revenues, higher costs, and diversion of management time and energy, which could materially impact the business, financial condition, and results of operations of the consolidated companies. In addition, even if the operations of our businesses are integrated successfully, the full benefits of the Acquisition may not be realized. These unrealized benefits may include, without limitation, the synergies or growth opportunities that are expected. These benefits may not be achieved within the anticipated time frame or at all. Further, additional unanticipated costs may be incurred in the integration of our businesses. All of these factors could negatively impact the price of the consolidated companies’ operations and/or the trading price of shares of Riot’s common stock following the Acquisition. As a result, it cannot be assured that the combination of our businesses will result in the realization of the full benefits expected from the Acquisition within the anticipated time frames or at all. Accordingly, holders of Riot’s common stock may experience a loss as a result of a decline in the trading price of such common stock. In addition, a decline in the market price of our common stock following the consummation of the Acquisition could adversely affect our ability to issue additional securities and to obtain additional financing in the future. This decline could also expose us to potential shareholder claims or regulatory review, and we could incur significant litigation expenses defending against actions, whether meritorious or not.

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Our plans and strategic initiatives for Whinstone assume we will be able to successfully integrate its business; however, various factors both outside and within our control may affect our ability to successfully do so, and, if we are unsuccessful in integrating Whinstone’s operations into our own, we may never realize the anticipated benefits of the Acquisition.

Our plans and strategic initiatives regarding Whinstone are dependent on our management team’s ability to successfully integrate Whinstone’s operations into our own. We anticipate our management team devoting a significant portion of their time and energy to this Acquisition, which may distract them from our core cryptocurrency mining business; as a result, our core cryptocurrency mining business and results from operations may suffer.

Further, though we have devoted significant resources to our diligence investigation of Whinstone, we can give no assurances that we have identified all potential risks and liabilities associated with its operations, or that we will be able to adequately respond to those risks and liabilities we did identify. If these risks and liabilities occur—or if unanticipated risks and liabilities arise, and we are unable to adequately respond to them—we may experience significant delays in integrating Whinstone’s operations into our own, if we are successful at all. If we are unable to integrate Whinstone, we will not realize the anticipated benefits of the Acquisition, which may have a material and adverse effect on our business, results of operations, and financial condition, as well as on the trading price of shares of our common stock.

We may encounter increased costs for accounting and internal controls over financial reporting as a result of the Acquisition.

Whinstone’s financial statements and internal controls have not, historically, been maintained in a manner consistent with United States Generally Accepted Accounting Principles (“GAAP”). While we anticipate incurring accounting costs bringing Whinstone’s financial records and internal controls in alignment with GAAP, as well as with complying with the requirements associated Internal Control Over Financial Reporting, following the Acquisition, we may be required to expend greater resources in completing this conversion than anticipated.

Negative media attention and public perception surrounding energy consumption by cryptocurrency mining may adversely affect our ability to successfully integrate Whinstone and realize the anticipated benefits of the Acquisition.

Cryptocurrency mining has experienced negative media attention surrounding its perceived high electricity use and environmental impact, which has adversely influenced public perception of the industry as a whole. We believe these factors are over-emphasized for the cryptocurrency mining industry because of the informational disparity between cryptocurrency mining and other energy intensive industries. Cryptocurrency miners (particularly Bitcoin miners) have freely and publicly disclosed their energy consumption statistics because electricity usage, and the associated utility fees, is a cost of production. As increasing numbers of publicly traded cryptocurrency miners enter the market, more data, reliably disclosed in compliance with GAAP, has become available; however, such data has not been made as readily available for competitive payment systems and fiat currencies.

Nevertheless, this negative media attention and public perception may hinder our ability to successfully integrate Whinstone, as Whinstone’s employees and transaction partners and the regulatory authorities overseeing its operations are exposed to such negative media attention. As a result, Whinstone’s operations may face greater scrutiny from regulators and increased compliance costs. Its transaction partners may seek to terminate existing relationships, and its employees may leave or be subjected to harassment by groups opposed to cryptocurrency mining as an industry. As a single company within the broader cryptocurrency industry, we are likely incapable of effectively countering this negative media attention and affecting public perception. Therefore, we may not be able to adequately respond to these external pressures, which may cause significant delays in our successful integration of Whinstone’s operations into our own, if we are successful at all.

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We anticipate much of Whinstone’s existing workforce will be involved in our completion of projects at the Whinstone Facility; however, we cannot give assurances that we will be able to retain most of Whinstone’s employees after the Acquisition, and, as a result, our plans may be delayed.

We have assumed, as part of our plan and strategic initiatives with respect to the Acquisition, that Whinstone’s existing workforce will remain largely intact throughout the integration process and on a go-forward basis. Though we believe we will be able to retain most of Whinstone’s workforce, we can give no assurances that we will be able to do.

A large proportion of Whinstone’s workforce is engaged in the ongoing construction project to expand the electrical capacity of the Whinstone Facility. The success of our plans and strategic initiatives for the Whinstone Facility, including if we decide to develop the additional available currently undeveloped electrical power capacity there, will, in large part, rely on Whinstone’s existing employees and their expertise. Therefore, if we are unable to retain Whinstone’s existing employees or attract and retain suitable replacement employees, we may experience delays in the completion of the ongoing projects at the Whinstone Facility, as well as with any future plans for its development that we may implement which could have a material and adverse effect on our business, results of operations, and financial conditions.

We may be subjected to increased compliance costs and liability risks associated with Whinstone’s workforce, as well as the construction work being performed at the Whinstone Facility.

Whinstone’s workforce of approximately one hundred (100) employees, which may be increased in the future if we expand the Whinstone Facility, creates various new and/or expanded employment-related liabilities and compliance obligations for Riot, including the Occupational Safety and Health Administration compliance matters, which may increase our labor costs and expose us to previously inapplicable risks.

Prior to the Acquisition, Riot’s workforce, including executive management, has averaged less than ten (10) employees, exempting Riot from many otherwise applicable state and federal labor and employment regulations. With Whinstone’s much larger workforce, Riot may now no longer be exempt from these regulations, and Riot could incur significant additional costs complying with these regulations. As a result, we incur unanticipated costs to comply with these regulations, including costs associated with remediation efforts with respect to thermal conditions in the Whinstone Facility. Such remediation efforts could materially increase the cost of dissipating heat from the facility and/or adversely affect the performance of miners and other servers operating out of the Whinstone Facility. As discussed herein, changes to the thermal conditions of the Whinstone Facility may materially impair the performance of the computer systems housed therein.

These increased costs, and the potential impacts on the Whinstone Facility’s performance and suitability as a commercial-scale data hosting center, may cause the assumptions underlying our plans, projections, and strategic initiatives with respect to the Acquisition to be incorrect. If this occurs, we may not realize the anticipated benefits of the Acquisition and our business, results of operations, and financial condition may be materially and adversely affected.

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Risks Related to the Operation of a Data Center.

The Whinstone Facility may not be adaptable to new technologies.

The market for data centers is characterized by rapidly changing technology, evolving industry standards, frequent new product introductions, and changing customer demands. Changes in industry practice or in technology, such as virtualization technology, more efficient or miniaturization of computer or networking devices, or devices that require higher power densities than today’s devices, could also reduce demand for the physical data center space and infrastructure that we provide or make tenant improvements in the Whinstone Facility obsolete. Our ability to deliver technologically sophisticated infrastructure at the Whinstone Facility, including power and cooling, is a significant factor in our customers’ decisions to lease (or continue to lease) space in the Whinstone Facility. The Whinstone Facility’s infrastructure may become obsolete due to the development of new systems that deliver power to, or eliminate heat from, the miners or other customer equipment that we house.

Similarly, such new systems may lead to the development of new technology that requires levels of power or cooling that the Whinstone Facility is not equipped to provide. The best data centers are adaptable to new technologies, such as new cooling solutions, new Internet-provider solutions, and new data-processing solutions. While we believe the Whinstone Facility is primed to be adaptable, new technology can be, by its nature, unpredictable. In fact, some technological developments may significantly alter or obviate the data center industry, and we may be unable to respond. Similarly, even if we are able to respond, we may not be able to efficiently upgrade or change these systems without incurring significant costs. These decisions are difficult to predict as of the date of the Acquisition due to the unpredictable nature of the technology involved. If we are unable to lease space in the Whinstone Facility or to find another suitable use for the facility, then the value of the Whinstone Facility and our business, results of operations, and financial condition may be materially and adversely affected.

To the extent the Whinstone Facility is able to upgrade its technologies, operations may be negatively impacted by these upgrades as they are in process. This may impact our customers’ experience in the short term, which may have a negative impact on operating cash flows, liquidity, and financial condition.

The anticipated increased demand in electrical power capacity at the Whinstone Facility may not be sustainably consistent with any increase in cost to supply that demand, which may affect the financial outcomes associated with the Acquisition.

Among the anticipated benefits of the Acquisition is our expected ability to expand the available developed electrical power capacity at the Whinstone Facility to take advantage of increasing demand for remote hosting services. However, demand for such services is difficult to predict, and we may be unable to respond to increasing demand if we are subjected to long-term fixed rate agreements or if we fail to expand Whinstone’s developed capacity. Likewise, we may be unable to realize the benefits of any investments we make in developing this available capacity if demand for data hosting services experiences a prolonged and material decline.

This is because our plans for the Whinstone Facility are largely contingent on sustained demand for remote data hosting services, which may be subject to significant volatility and which may be tied to the market demand for cryptocurrencies. Our decision to continue incurring additional capital expenditures to develop the remaining available capacity at the Whinstone Facility, or, alternatively to forego such development, will be based, necessarily, on information available to us at the time of such decision, as well as the assumptions we make based on such information at that time. Our information and assumptions could prove to be inaccurate and, therefore, our decision to invest in expanding the Whinstone Facility’s capacity—or our decision not to invest in such an expansion—may not maximize potential financial outcomes associated with the Acquisition.

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The failure to renew the ground lease covering the Whinstone Facility on favorable terms, or to renew the lease at all, could prevent us from realizing the anticipated benefits of the ongoing Whinstone development project and of the Acquisition, entirely.

The Whinstone Facility is subject to a ground lease with an initial term of ten (10) years and additional long-term renewal options thereafter. The long-term success of our plans for the Whinstone Facility is dependent on our ability to maintain the lease in effect and to renew it going forward. If we fail to maintain the lease or renew it once its initial term expires and the landlord requires Whinstone to vacate the premises, we will likely incur significant costs in relocating Whinstone’s operations, if we could do so at all. Further, if we fail to renew the lease on terms favorable to us, and our costs are increased, then we may not realize the anticipated benefits of our investment in the Whinstone Acquisition or any future development of its remaining available capacity. Any disruptions or changes to Whinstone’s present relationship with the landlord for the Whinstone Facility could disrupt our business, harm our customer relationships, expose us to liability under our customer contracts, cause us to take impairment charges and affect our results of operations negatively.

We may experience supply chain or procurement disruptions, or increased supply chain costs, which may lead to construction delays.

The ongoing development of the Whinstone Facility is planned for a relatively short-term construction schedule, with certain completion milestones expected by the end of 2021. This schedule requires timely delivery of required equipment and materials. We rely on third parties to provide the equipment and materials needed for our construction and development needs. The global supply chain for this equipment and materials could be impacted by disruptions, such as political events, international trade disputes, war, terrorism, natural disasters, public health issues, such as the ongoing COVID-19 global pandemic, industrial accidents, and other business interruptions, which could lead to delays, reputational damage, interruptions of service for our customers, and disruptions of our future plans and strategic initiatives. If any such delay or disruption were to occur, it could have a material adverse effect on our liquidity and financial condition.

Changes in the costs of procuring materials and equipment used in our construction and development programs, including vendor costs, or changes in our relationships with vendors, could also have an adverse effect on our results of operations. Further, though they have been lifted in Rockdale, Texas as of the date of this filing, restrictions on travel and workplace distancing requirements may be put back into place if the number of COVID-19 cases and deaths experiences a resurgence. If this occurs, we may experience interruptions in ongoing projects. Further, during the COVID-19 global pandemic, we have observed significant increases in the prices for component parts and finished equipment, particularly with respect to the substrate used to produce semiconductors (known as “wafers”). To the extent we determine our costs to complete the development of the Whinstone Facility are too high, we may suspend, reduce the scope of, or permanently abandon the development project, which could have material and adverse effects on our plans and strategic initiatives.

Though we have undertaken various proactive efforts to secure our global supply chain against the ongoing effects of COVID-19, its full extent and impact on our future supply chain and procurement process cannot be reasonably estimated at this time, and it could have a material adverse impact on our business and financial condition.

The Whinstone Facility requires consistent access to a considerable amount of electricity.

The anticipated benefits of operating the Whinstone Facility, and our plans for the expansion thereof, rely on our being able to obtain a consistent supply of considerable electrical power with which to operate the Whinstone Facility. While we believe Whinstone has an advantageous arrangement for the supply of low-cost electrical power, certain of which is fixed under long-term agreements, obtaining such a large amount of electricity requires assuming many risks that are outside of our control, including risks associated with natural disasters, new government regulations, and future changes in energy costs, and we can give no assurances that we will continue to be afforded Whinstone’s presently advantageous rates.

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As discussed more fully below, natural disasters, including significant weather events, such as hurricanes and tornadoes, are prevalent in Texas, and, if they impact our facility or the greater Rockdale, Texas region, our ability to access that electricity may be impaired. As recently as Winter 2021, a massive storm caused unplanned levels of strain to the power grid in most areas of Texas. We rely on reasonably priced, consistent access to electricity. Natural disasters in general, and in Texas specifically, may jeopardize that. Moreover, power outages may outlast any backup or alternative power arrangements, which would harm our customers and our business. This may adversely affect our financial outcomes, harm our reputation, and potentially lead to customer disputes or litigation.

Risks Related to Environmental Regulation and the Effects of Climate Change on the Whinstone Facility.

We may incur significant costs complying with new and existing state and federal environmental regulations affecting the Whinstone Facility, which could make it cost-prohibitive for us to operate a cryptocurrency mining facility there, or otherwise make operating a data center uneconomical.

We (along with those from whom we purchase electricity) are subject to various federal, state, local, and international environmental laws and regulations, including those relating to the generation, storage, handling, and disposal of hazardous substances and wastes. Certain of these laws and regulations also impose joint and several liability, without regard to fault, for investigation and cleanup costs on current and former owners and operators of real property and persons who have disposed of or released hazardous substances into the environment. Our operations may involve the use of hazardous substances and materials, such as petroleum fuel for emergency generators, as well as batteries, cleaning solutions, and other materials.

Applicable environmental regulations and requirements are subject to material change, which could result in increases in our electricity suppliers’ compliance costs. These increases may be passed through to us. Moreover, regulations promulgated by the US Environmental Protection Agency or other international regulators could limit air emissions from fossil fuel-fired power plants, restrict discharges of cooling water, and otherwise impose new operational restraints on conventional power plants that could increase costs of electricity. Regulatory programs intended to promote increased generation of electricity from renewable sources may also increase our costs of procuring electricity. In addition, we are directly subject to environmental, health, and safety laws regulating air emissions, storm water management, and other issues arising in our business. Additionally, there have recently been calls to increase regulation on businesses in the Bitcoin space, such as Riot, due to the environmental impact Bitcoin mining may have.

Electricity costs could also be affected due to existing or new regulations on greenhouse gas emissions, whether such regulations apply to all consumers of electricity or just to specified uses, such as Bitcoin mining. These regulations may be federal, or Riot may be newly exposed to such regulations due to the acquisition of Texas-based Whinstone. There has been interest in the U.S. Congress and in the Legislature of the State of Texas in addressing climate change, including through regulation of Bitcoin mining. Federally, with the new presidential administration, there is a likelihood that new regulations or legislation will be proposed and potentially enacted that would seek to limit carbon dioxide emissions and the use of fossil fuels. Past legislative proposals to address climate change include measures ranging from taxes on carbon use or generation to federally imposed limits on greenhouse gas emissions. The course of future legislation and regulation in the United States and in Texas remains difficult to predict, and potential increased costs associated with new legislation or regulation cannot be estimated at this time. Although Texas has historically sought to maintain some degree of energy independence from the United States as a whole, it is unclear how future legislation and regulation will affect the Whinstone Facility.

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Accordingly, because of new legislation or regulation, or other reasons beyond our control, we may be required to pay a higher rate to power the Whinstone Facility than anticipated when we acquired Whinstone. Such higher rates may cause us to incur higher operating costs at the Whinstone Facility, may require Riot to operate the Whinstone Facility at less than 100% operating capacity, potentially impacting our profits. In addition, a decreased or inconsistent supply of electricity may force us to reevaluate the benefits of continued operation of the Whinstone Facility or not realize those benefits. Thus, unexpected or unpredictable changes in the electricity markets in Rockdale, Texas may prevent us from realizing the anticipated benefits of operating the Whinstone Facility or of our plans for its expansion.

Environmental factors affecting the Whinstone Facility may adversely impact our plans and future operations.

The relatively high temperatures in Rockdale, Texas during the summer months may pose a significant cooling and power problem for Whinstone’s operations. Data centers generally, and data centers like the Whinstone Facility that house cryptocurrency mining operations specifically, produce significant amounts of heat from their operations. Adequate cooling is needed to operate Whinstone Facility sustainably, and high environmental heat makes cooling more difficult and, therefore, more expensive. Because the Whinstone Facility is located in a region that experiences high temperatures in the summer months, we may incur high costs to dissipate heat. Furthermore, if Texas continues to be impacted by the effects of climate change and average temperatures rise, then the amount of energy required to cool the Whinstone Facility is expected to increase. In some instances, it may become commercially impracticable or physically impossible to modify the Whinstone Facility to achieve the necessary cooling as a result of changing environmental conditions. In an extreme scenario, it may become the case that no amount of cooling can practicably be obtained to provide sufficient cooling for the Whinstone Facility. If this occurs and we are unable to effectively dissipate the heat generated from their operations, we may need to meter the power supply to the servers operating within the Whinstone Facility, or even temporarily power them down, to protect their hardware from potential damage resulting from excess heat accumulation. This may cause us to fail to meet some of the “uptime” commitments made to Whinstone’s existing customers under such their colocation mining agreements.

Similarly, climate change has led to a noted increase in the frequency and intensity of extreme weather events, such as hurricanes and tornadoes. Rockdale, Texas is in a location of the United States informally referred to as “Tornado Alley” for its frequency of tornadoes. Despite already being prone to experiencing tornadoes, it may be the case that Rockdale experiences more frequent and more intense tornadoes (or other intense weather events) following the Acquisition. As recently as Winter 2021, Texas experienced a nearly unprecedented winter storm that among other factors caused electricity prices to temporarily increase exponentially. These intense events may impact or jeopardize the availability or price of electricity, the availability of personnel, the availability of Internet access, or other resources necessary to the smooth operation of the Whinstone Facility. Moreover, global weather pattern changes may also pose long-term risks of physical impacts to the Whinstone Facility. Accordingly, climate change may jeopardize the success of the Whinstone Facility and may impair our financial outcomes.

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Even if federal or Texas environmental or energy regulations do not materially change in the near future, the operation of the Whinstone Facility exposes us to new environmental-compliance obligations.

The Whinstone Facility is subject to greater environmental compliance obligations than our current cryptocurrency mining operations under a colocation agreement. This could subject the Whinstone Facility to potential environmental remediation costs, as well as fines from state or federal regulators, for any violations of applicable environmental regulations. We may incur significant unanticipated costs in complying with such regulations and paying for any fines that may be levied, if we are able to comply at all, and such regulations may ultimately render the Whinstone Facility unusable for its intended purpose.

Further, changing environmental factors or regulatory priorities may make it more difficult or costly to carry on enterprise-scale data center operations at the Whinstone Facility. This could result from a number of factors, including increased competition for available groundwater supplies as the effects of climate change and population growth in the areas around Rockdale, Texas. Because the Whinstone Facility relies, to a substantial degree, on using groundwater as a liquid coolant to regulate the temperature of its data center, Whinstone requires a substantial water supply. Although we believe Whinstone has secured long-term access to groundwater at advantageous rates, we cannot give assurances that this will continue indefinitely, whether as a result of new regulations or shifting governmental priorities restricting our access to water or, indeed, whether, there will continue to be an adequate supply of groundwater available to the Whinstone Facility to permit us to carry on enterprise-scale data center operations using Whinstone’s present methods. If this occurs, we may incur significant costs in transitioning away from a liquid-cooled system to other methods, which may be more expensive and/or less effective, if we are able to adapt our operations in an economical manner at all.

Thus, we may face significant costs and impediments to our plans with respect to the Whinstone Facility resulting from current and new state and federal environmental regulations. If these regulatory costs are too great, we may not have adequate economic incentive to continue enterprise-scale data center operations at the Whinstone Facility, and, as a result, our business and results of operations may suffer.

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